
                                                                                     EXHIBIT 12


                                            MERRILL LYNCH PREFERRED CAPITAL TRUST IV
                                            MERRILL LYNCH PREFERRED FUNDING IV, L.P.
                                              COMPUTATION OF RATIOS OF EARNINGS TO
                         COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS (UNAUDITED)
                                                     (dollars in thousands)



                               FOR THE THREE MONTHS ENDED           FOR THE THREE MONTHS ENDED
                                     September 26, 2008                 September 28, 2007
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                           CAPITAL TRUST IV  FUNDING IV,L.P.  CAPITAL TRUST IV  FUNDING IV,L.P.
                           ----------------- ---------------  ----------------- ---------------


Earnings                       $  7,341           $  8,573        $  7,340          $   8,610
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                     7,120              7,340           7,120              7,340
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $  7,120           $  7,340           7,120           $  7,340
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17





                              FOR THE NINE MONTHS ENDED           FOR THE NINE MONTHS ENDED
                                   September 26, 2008                September 28, 2007
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                           CAPITAL TRUST IV  FUNDING IV,L.P.  CAPITAL TRUST IV  FUNDING IV,L.P.
                           ----------------- ---------------  ----------------- ---------------

Earnings                       $ 22,021           $ 25,741        $ 22,020          $  25,831
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    21,360             22,020          21,360             22,020
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 21,360           $ 22,020          21,360           $ 22,020
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17

